UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8K
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Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 22, 2008

NAVIDEC FINANICAL SERVICES, INC.
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(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 South Colorado Blvd., Suite 200, Denver, Colorado 80222
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(Address of principal executive offices)

303-222-1000
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(Registrant's Telephone number)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

SECTION 8 - OTHER EVENTS

ITEM 8.01 OTHER EVENTS

On December 4, 2008, Navidec Financial Services, Inc. (the Company) purchased 3,026 shares of its common stock in the public market.  The shares were purchased at a price of $ 0.65 per share for a total of cost of $ 1,967 (not including brokerage fees).  The purchase of the shares was approved by the Company’s board of directors and such shares have been returned to the treasury stock.  The shares were purchased using cash and were purchased using an unrelated third party broker.

Over the next year, the Company may purchase additional shares of its common stock in the public market at the prevailing market prices.  The Company intends to return any shares of common stock that it may purchase to treasury stock.

The Company’s stock trades on the Over-the- Counter Bulletin Board, using the symbol “NDVF”.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVIDEC FINANCIAL SERVICES, INC. (Registrant)
Dated: December 22, 2008	By: /s/ John McKowen John McKowen, President & Chief Accounting Officer